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                         G.T. VARIABLE INVESTMENT TRUST

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

     I, James W. Churm, Vice President and Secretary of G.T. Variable Investment Trust ("Trust"), hereby certify that the sole trustee of the Trust adopted the following resolutions, all of which became effective on December 4, 1992:

     RESOLVED, that the name of the Trust designated as the "G.T. Variable Investment Trust" be, and hereby is, changed to "G.T. Global Variable Investment Trust."


Dated: December 4, 1992                 By:  /s/ James W. Churm
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                                             James W. Churm
                                             Vice President and Secretary
                                             G.T. Variable Investment Trust




San Francisco, California (ss)

Subscribed and sworn before me this   4th    day of   December,  1992.
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/s/ Lezlie Kinsey
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Notary Public

My commission expires     October 17, 1995
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